Exhibit 99.1
RANGE ANNOUNCES PRICING OF SENIOR SUBORDINATED NOTES
FORT WORTH, TEXAS, JULY 29, 2010 – RANGE RESOURCES CORPORATION (NYSE: RRC) announced today that it has priced an offering at par of $500 million aggregate principal amount of senior subordinated notes due 2020, which will carry an interest rate of 6.75%. Range expects that the net proceeds of the offering will be approximately $490.8 million and intends to use a portion of the net proceeds from the offering to redeem $200 million in outstanding principal amount of Range’s outstanding 7.375% Senior Subordinated Notes due 2013 in accordance with the terms of the indenture under which those notes were issued, and the remaining proceeds to pay down a portion of the outstanding balance of Range’s senior credit facility. Range expects to close the sale of the notes on August 12, 2010, subject to the satisfaction of customary closing conditions. The size of the offering was increased from the previously announced $350 million to $500 million.
J.P. Morgan Securities Inc., Banc of America Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the senior subordinated notes offering. A copy of the final prospectus supplement and related base prospectus for the offering may be obtained on the SEC website at www.sec.gov. Alternatively, the underwriters will arrange to send you the final prospectus supplement and related base prospectus if you request them by contacting J.P. Morgan Securities Inc. at 383 Park Avenue, 3rd Floor, New York, New York 10179, attention Syndicate Desk, BofA Merrill Lynch at 4 World Financial Center, 7th Floor, New York, NY 10080, attention: Prospectus Department, or via phone at 1-800-294-1322, or by e-mailing dg.prospectus_distribution@bofasecurities.com, or Wells Fargo Securities, LLC at 1525 West W.T. Harris Blvd., MAC D1109-010, Charlotte, North Carolina, 28262, Attention: Syndicate Operations, or via phone at 1-800-326-5897.
RANGE RESOURCES CORPORATION is an independent natural gas company operating in the Southwestern and Appalachian regions of the United States.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the senior subordinated notes referred to above. An offering of any such securities will be made only by means of a prospectus. Any such prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Except for historical information, statements made in this release about the proposed offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that Range’s management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and the occurrence of any unanticipated acquisition opportunities. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the SEC, which are incorporated herein by reference.

2010-19

Contact:	Rodney Waller, Senior Vice President David Amend, Investor Relations Manager Karen Giles, Corporate Communications Manager (817) 870-2601 www.rangeresources.com
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